Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated May 23, 2024 with respect to the consolidated financial statements and internal control over financial reporting of CSW Industrials, Inc. included in the Annual Report on Form 10-K for the year ended March 31, 2024, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ Grant Thornton LLP

Dallas, Texas

September 17, 2024